EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-47185) pertaining to the 1982 Employee Incentive Stock Option Plan, the 1992 Stock Option Plan and the 1997 Directors’ Stock Option Plan;

(2)	Registration Statements (Form S-8 No. 333-76767, Form S-8 No. 333-71878 and Form S-8 No. 333-130589) pertaining to the 1998 Employee Stock Purchase Plan;

(3)	Registration Statement (Form S-8 No. 333-74787) pertaining to the 1998 Stock Incentive Plan (formerly the 1998 Cimaron Communications Corporation Stock Incentive Plan);

(4)	Registration Statement (Form S-8 No. 333-41572) pertaining to the YuniNetworks, Inc. 1999 Equity Incentive Plan;

(5)	Registration Statement (Form S-8 No. 333-48914) pertaining to the MMC Networks, Inc. 1993 Stock Plan, the MMC Networks, Inc. 1997 Stock Plan, the MMC Networks, Inc. 1997 Director Option Plan and the MMC Networks, Inc. 1997 Employee Stock Purchase Plan;

(6)	Registration Statement (Form S-8 No. 333-92507) pertaining to the 1992 Stock Option Plan;

(7)	Registration Statements (Form S-8 No. 333-35408, Form S-8 No. 333-48912, Form S-8 No. 333-53282, and Form S-8 No. 333-99623) pertaining to the 2000 Equity Incentive Plan;

(8)	Registration Statement (Form S-8 No. 333-57202) pertaining to the Raleigh Technology Corp. Equity Compensation Plan;

(9)	Registration Statement (Form S-8 No. 333-110075) pertaining to the JNI Corporation 2000 Non-Qualified Stock Option Plan, the JNI Corporation Amended and Restated 1999 Stock Option Plan, the Jaycor Networks, Inc. 1997 Stock Option Plan, as amended, and the 1992 Stock Option Plan, as amended; and

(10)	Registration Statement (Form S-8 No. 333-114327) pertaining to the 3ware, Inc. 2002 Stock Plan, as amended, and the 3ware, Inc. Amended and Restated 1997 Stock Option Plan; and

(11)	Registration Statement (Form S-8 No. 333-140052) pertaining to the Quake Technologies, Inc. Amended and Restated Stock Option Plan 2000

of our report dated May 25, 2007, with respect to (1) the consolidated financial statements and schedule of Applied Micro Circuits Corporation, and (2) management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Applied Micro Circuits Corporation included in the Annual Report on Form 10-K for the year ended March 31, 2007, each filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP

San Diego, California

May 25, 2007